Exhibit 99.1

                        MCAFEE, INC. ACQUIRES ONIGMA LTD.

  ANNOUNCES MCAFEE DATA LOSS PREVENTION SOLUTION, OFFERING THE INDUSTRY'S MOST
                            COMPREHENSIVE PROTECTION

   BUILDS ON SECURITY RISK MANAGEMENT STRATEGY BY ADDING DATA LOSS PREVENTION
                                  CAPABILITIES

    SANTA CLARA, Calif., Oct. 16 /PRNewswire-FirstCall/ -- McAfee, Inc. (NYSE: MFE) today announced that it has acquired Onigma Ltd, a privately-held provider of data protection solutions that monitor, report and prevent confidential data from leaving the enterprise. This $20 million cash acquisition advances McAfee's strategy of offering its enterprise customers a comprehensive security risk management approach to managing security and compliance (see press release titled, "MCAFEE, INC. ANNOUNCES SECURITY RISK MANAGEMENT STRATEGY").

    "Customers have been asking us for robust protection against the risks associated with the loss of confidential data and intellectual property," said Christopher Bolin, chief technology officer and executive vice president, McAfee, Inc. "Onigma gives us additional capabilities and expertise to help customers reduce the risk associated with compliance violations, corporate governance concerns, internal policy infractions and information leaks."

    Through the acquisition of Onigma's industry leading content-based data loss prevention (DLP) product, McAfee(R) is announcing its host-based data loss prevention solution called McAfee Data Loss Prevention. It will help protect enterprises from the risk associated with unauthorized transfer of data from within or outside of the organization.

    "Today nearly all corporate information exists in electronic form, accessible to almost any employee and contractor," said Brian Burke, research manager at IDC. "Additionally, much of the information is stored on PCs and laptops, making it critical to protect data at its source from any method of communication by client systems."

    McAfee Data Loss Prevention monitors and protects proprietary and confidential information, including trade secrets, intellectual property, legal and financial documentations, client communications and personal information. It can enable the prevention of transmission of data in accordance with established corporate security policies. McAfee Data Loss Prevention capabilities include:

     -- Universal protection that prevents confidential data loss through the broadest set of communication channels

     -- Content-aware data protection protects against the transmission of sensitive data even if it is copied/pasted, screen captured from the original source and/or zipped or encrypted

     -- "Protection on the Go" prevents the transmission of sensitive data from endpoints and laptops, no matter where the user goes and regardless of network connection status

    McAfee Secure Internet Gateway complements the McAfee Data Loss Prevention Host solution by protecting against data loss from non-Windows devices such as Blackberries. By adopting a hybrid (i.e. network and host) approach to DLP, McAfee offers the comprehensive data loss prevention capabilities organizations demand. Many organizations that had initially deployed a gateway only DLP solution are now opting to add host-based DLP since gateway DLP solutions cannot protect against the transmission of sensitive data through non-networked communication channels such as applications enabling copy/paste, screen capture or print capabilities. Furthermore, gateway DLP solutions cannot prevent the transfer of data to physical devices via USB drives or other removable devices.

    "Addressing the problem of data leakage from inside the organization is a complex challenge," said Liad Agmon, co-founder and chief technology officer, Onigma. "McAfee is now well positioned to offer broad and universal protection that enforces the enterprise's compliance of IT security policies governing the flow of data, regardless of the format in which is it stored or manipulated, even if data has been copied, pasted, zipped or encrypted. This proactive technology complements McAfee's approach to security risk management, and will help its users address the problem of information leakage before it happens."

    McAfee will discuss the impact of this acquisition on quarterly performance when it provides guidance on its third quarter earnings conference call, Thursday, October 26th.

    Forward-Looking Statements

    This release contains forward-looking statements including those regarding the effect of the acquisition on McAfee's security risk management capabilities, anticipated product development efforts, product release schedules, integration efforts and product functionality. Actual results may vary, perhaps materially, from those contained in the forward-looking statements and the expected results may not occur. For example, McAfee may not be able to successfully integrate Onigma's products on the anticipated time line or at all and Onigma technology once integrated with McAfee's other products may not perform as anticipated. In addition, actual results are subject to other risks, including that McAfee may not succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. More information on risks and uncertainties related to McAfee and its business may be found in the company's quarterly and annual reports filed with the United States Securities and Exchange Commission (SEC).

    The development, release, and timing of any features or functionality described in the above press release are at the sole discretion of McAfee

    About Onigma Ltd.

    Headquartered in Israel, with a subsidiary in New-York, Onigma Ltd is driven by a group of highly recognized security experts and professionals, many of whom are veterans of the elite Electronics R&D Department of the Israeli Ministry of Defense.

    About McAfee, Inc.

    McAfee Inc., headquartered in Santa Clara, California and the global leader in intrusion prevention and risk management, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.mcafee.com

    NOTE: McAfee, ePO and ePolicy Orchestrator are registered trademarks of McAfee, Inc. and/or its affiliates in the US and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners.

SOURCE  McAfee, Inc.
    -0-                             10/16/2006
    /CONTACT: Siobhan MacDermott of McAfee, Inc., +1-415-299-2945, or Siobhan_macdermott@mcafee.com; or Investors, Kelsey Doherty of McAfee, Inc., +1-646-728-1494, or Kelsey_Doherty@mcafee.com/
    /Web site:  http://www.mcafee.com/